Exhibit 99.1

Air Lease Corporation Announces Third Quarter 2016 Results

Los Angeles, California, November 3, 2016 — Air Lease Corporation (ALC) (NYSE: AL) announced quarterly financial results for the three and nine months ended September 30, 2016. Items of note include:

•

Generated quarterly diluted EPS of $0.86 for the three months ended September 30, 2016, an increase of 21.1% compared to the three months ended September 30, 2015 resulting in a pre-tax return on equity of 17.8% for the trailing twelve months ended September 30, 2016.

•

Generated quarterly adjusted diluted EPS before income taxes of $1.43 for the three months ended September 30, 2016, an increase of 19.2% compared to the three months ended September 30, 2015 resulting in an adjusted pre-tax return on equity of 19.0% for the trailing twelve months ended September 30, 2016.

•	Generated record quarterly revenues of $355.1 million for the three months ended September 30, 2016, an increase of 13.4% as compared to $313.1 million for the three months ended September 30, 2015.

•

Generated quarterly net income of $93.3 million with a pre-tax margin of 40.7% for the three months ended September 30, 2016 as compared to $77.0 million with a pre-tax margin of 38.2% for the three months ended September 30, 2015.

•

Generated quarterly adjusted net income before income taxes of $157.3 million with an adjusted margin of 44.3% for the three months ended September 30, 2016 as compared to $131.7 million with an adjusted margin of 42.0% for the three months ended September 30, 2015.

•	Placed 91% of our order book on long-term leases for aircraft delivering through 2018 and 82% through 2019.

•

Completed a senior unsecured notes offering in August 2016, issuing $750 million at 3.00%, maturing in 2023 followed by a senior unsecured notes offering in October 2016, issuing $500 million at 2.125%, maturing in 2020.

•	In October 2016, Standard & Poor's Ratings Services raised its corporate credit and senior unsecured ratings on ALC to 'BBB' with a stable outlook.

•

Increased our quarterly cash dividend by 50%, from $0.05 per share to $0.075 per share.  The next quarterly dividend of $0.075 per share will be paid on January 9, 2017, to holders of record of our common stock as of December 12, 2016.

The following table summarizes the results for the three and nine months ended September 30, 2016 and 2015 (in thousands, except share amounts):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	$ change	% change	2016	2015	$ change	% change
Revenues	$355,101	$313,126	$41,975	13.4%	$1,048,568	$896,143	$152,425	17.0%
Income before taxes	$144,573	$119,587	$24,986	20.9%	$430,835	$267,725	$163,110	60.9%
Net income	$93,276	$77,042	$16,234	21.1%	$277,937	$172,492	$105,445	61.1%
Adjusted net income before income taxes(1)	$157,256	$131,654	$25,602	19.4%	$460,557	$374,879	$85,678	22.9%
Diluted EPS	$0.86	$0.71	$0.15	21.1%	$2.55	$1.60	$0.95	59.4%
Adjusted diluted EPS before income taxes(1)	$1.43	$1.20	$0.23	19.2%	$4.20	$3.43	$0.77	22.4%

(1)

Adjusted net income before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income before income taxes, adjusted pre-tax return on equity and adjusted diluted EPS before income taxes.

“Our business continues its strong performance with our adjusted pre-tax return on equity increasing to 19% this quarter, the highest in our company history.  S&P has recognized our growing strength by recently upgrading us from BBB- to BBB.  Demand for our delivery positions remains solid; in particular, we see no slowing of lease appetite globally, and our twin-aisle placements have kept pace with our single-aisle placements.  The sales program of our ATR and E-jet fleet to NAC is on track.  We continue to see steady demand from buyers for our other aircraft,” said John L. Plueger, Chief Executive Officer and President.

“In line with ALC's achievements, and reflecting confidence in our future success, our Board has authorized a 50% increase in ALC's quarterly dividend to $ 0.075 per share, or from $0.20 per year to $0.30 per year.  This is in line with our objective of rewarding our shareholders.  ALC's forward global lease placement activity has never been stronger and we are building a formidable and industry leading portfolio of long term contracted lease revenues, to deliver strong and predictable business growth well into the next decade,” said Steven F. Udvar-Házy, Executive Chairman of the Board.

Flight Equipment Portfolio

As of September 30, 2016, our fleet was comprised of 244 owned aircraft, with a weighted-average age and remaining lease term of 3.7 years and 6.9 years, respectively, and 33 managed aircraft.  We have a globally diversified customer base of 88 airlines in 52 countries.

During the quarter ended September 30, 2016, we took delivery of six aircraft from our order book and sold seven aircraft from our operating lease portfolio.

Below are the key portfolio metrics of our fleet:

	September 30, 2016	December 31, 2015
Owned fleet	244	240
Managed fleet	33	29
Order book	372	389

Weighted-average fleet age(1)	3.7 years	3.6 years
Weighted-average remaining lease term(1)	6.9 years	7.2 years
Aggregate fleet net book value	$11.9 billion	$10.8 billion

(1)	Weighted-average fleet age and remaining lease term calculated based on net book value.

The following table details the regional concentration of our fleet:

	September 30, 2016	December 31, 2015
Region	% of Net Book Value	% of Net Book Value
Europe	28.3%	30.0%
China	23.6%	22.6%
Asia (excluding China)	23.4%	21.4%
The Middle East and Africa	8.2%	9.5%
Central America, South America and Mexico	7.4%	8.5%
U.S. and Canada	5.2%	4.1%
Pacific, Australia, New Zealand	3.9%	3.9%
Total	100.0%	100.0%

The following table details the composition of our fleet by aircraft type:

	September 30, 2016		December 31, 2015
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319/320/321	77	31.5%	68	28.5%
Airbus A330-200/300	22	9.1%	21	8.8%
Boeing 737-700/800	101	41.4%	87	36.2%
Boeing 767-300ER	1	0.4%	1	0.4%
Boeing 777-200ER	1	0.4%	1	0.4%
Boeing 777-300ER	20	8.2%	17	7.1%
Boeing 787-9	2	0.8%	—	—%
Embraer E175/190	18	7.4%	26	10.8%
ATR 42/72-600	2	0.8%	19	7.8%
Total	244	100.0%	240	100.0%

Debt Financing Activities

We ended the third quarter of 2016 with total debt, net of discounts and issuance costs, of $8.6 billion resulting in a debt to equity ratio of 2.60:1.  Including the $500 million of senior unsecured notes issued on October 3, 2016, at 2.125%, maturing in 2020, our available liquidity increased to $2.9 billion.

Our debt financing was comprised of unsecured debt of $7.9 billion, representing 91.8% of our debt portfolio as of September 30, 2016 as compared to 88.4% as of December 31, 2015.  Our fixed rate debt represented 80.0% of our debt portfolio as of September 30, 2016 as compared to 78.7% as of December 31, 2015.  Our composite cost of funds decreased to 3.44% as of September 30, 2016 as compared to 3.59% as of December 31, 2015.

The Company’s debt financing was comprised of the following at September 30, 2016 and December 31, 2015 (dollars in thousands):

	September 30, 2016	December 31, 2015
Unsecured
Senior notes	$6,506,343	$5,677,769
Revolving credit facility	1,018,000	720,000
Term financings	214,734	292,788
Convertible senior notes	200,000	200,000
Total unsecured debt financing	7,939,077	6,890,557
Secured
Term financings	654,166	477,231
Warehouse facility	—	372,423
Export credit financing	53,238	58,229
Total secured debt financing	707,404	907,883

Total debt financing	8,646,481	7,798,440
Less: Debt discounts and issuance costs	(91,749)	(86,019)
Debt financing, net of discounts and issuance costs	$8,554,732	$7,712,421
Selected interest rates and ratios:
Composite interest rate(1)	3.44%	3.59%
Composite interest rate on fixed-rate debt(1)	3.80%	4.04%
Percentage of total debt at fixed-rate	79.95%	78.70%

(1)	This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on November 3, 2016 at 4:30 PM Eastern Time to discuss the Company's financial results for the third quarter of 2016.

Investors can participate in the conference call by dialing (855) 308-8321 domestic or (330) 863-3465 international. The passcode for the call is 93795621.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 7:30 PM ET on November 3, 2016 until 7:30 PM ET November 10, 2016. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 93795621.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC's website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna

Vice President

Email: rmckenna@airleasecorp.com

Media:

Laura St. John

Manager, Media and Investor Relations

Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;

•	our inability to sell aircraft on favorable terms;

•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to obtain refinancing prior to the time our debt matures;

•	impaired financial condition and liquidity of our lessees;

•	deterioration of economic conditions in the commercial aviation industry generally;

•	increased maintenance, operating or other expenses or changes in the timing thereof;

•	changes in the regulatory environment;

•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•

the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015 and under “Part I – Item 1A. Risk Factors,” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$226,822	$156,675
Restricted cash	17,062	16,528
Flight equipment subject to operating leases	13,365,123	12,026,798
Less accumulated depreciation	(1,490,007)	(1,213,323)
	11,875,116	10,813,475
Deposits on flight equipment purchases	1,228,726	1,071,035
Other assets	333,181	297,385
Total assets	$13,680,907	$12,355,098
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$235,227	$215,983
Debt financing, net of discounts and issuance costs	8,554,732	7,712,421
Security deposits and maintenance reserves on flight equipment leases	886,229	853,330
Rentals received in advance	101,418	91,485
Deferred tax liability	615,012	461,967
Total liabilities	$10,392,618	$9,335,186
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 102,843,309 and 102,582,669 shares at September 30, 2016 and December 31, 2015, respectively	1,010	1,010
Class B Non-Voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,233,242	2,227,376
Retained earnings	1,054,037	791,526
Total shareholders’ equity	$3,288,289	$3,019,912
Total liabilities and shareholders’ equity	$13,680,907	$12,355,098

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)
Revenues
Rental of flight equipment	$340,864	$304,264	$985,375	$860,281
Aircraft sales, trading and other	14,237	8,862	63,193	35,862
Total revenues	355,101	313,126	1,048,568	896,143
Expenses
Interest	64,720	60,103	188,870	173,654
Amortization of debt discounts and issuance costs	8,081	7,419	22,630	22,782
Interest expense	72,801	67,522	211,500	196,436
Depreciation of flight equipment	113,251	102,046	333,962	291,460
Settlement	—	—	—	72,000
Selling, general and administrative	19,874	19,323	59,929	56,150
Stock-based compensation	4,602	4,648	12,342	12,372
Total expenses	210,528	193,539	617,733	628,418
Income before taxes	144,573	119,587	430,835	267,725
Income tax expense	(51,297)	(42,545)	(152,898)	(95,233)
Net income	$93,276	$77,042	$277,937	$172,492

Net income per share of Class A and B common stock
Basic	$0.91	$0.75	$2.70	$1.68
Diluted	$0.86	$0.71	$2.55	$1.60
Weighted-average shares outstanding
Basic	102,842,996	102,580,955	102,786,822	102,536,326
Diluted	110,788,913	110,623,960	110,737,889	110,635,282

Other financial data
Pre-tax profit margin	40.7%	38.2%	41.1%	29.9%
Adjusted net income before income taxes(1)	$157,256	$131,654	$460,557	$374,879
Adjusted margin(1)	44.3%	42.0%	44.1%	41.8%
Adjusted diluted earnings per share before income taxes(1)	$1.43	$1.20	$4.20	$3.43
Pre-tax return on equity (TTM)	17.8%	13.3%	17.8%	13.3%
Adjusted pre-tax return on equity (TTM)(1)	19.0%	17.5%	19.0%	17.5%

(1)

Adjusted net income before income taxes (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items), adjusted margin (defined as adjusted net income before income taxes divided by total revenues, excluding insurance recoveries), adjusted pre-tax return on equity (defined as adjusted net income before income taxes divided by average shareholders' equity) and adjusted diluted earnings per share before income taxes (defined as adjusted net income before income taxes divided by the weighted average diluted common shares outstanding) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, pre-tax profit margin, earnings per share, pre-tax return on equity, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income before income taxes, adjusted margin, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income before income taxes, adjusted margin, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income before income taxes, adjusted margin, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income before income taxes, adjusted margin, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes do not reflect our cash expenditures or changes in or cash requirements for our working capital needs.  In addition, our calculation of adjusted net income before income taxes, adjusted margin, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes may differ from the adjusted net income before income taxes, adjusted margin, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

The following tables show the reconciliation of net income to adjusted net income before income taxes and adjusted margin (in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)
Reconciliation of net income to adjusted net income before income taxes:
Net income	$93,276	$77,042	$277,937	$172,492
Amortization of debt discounts and issuance costs	8,081	7,419	22,630	22,782
Stock-based compensation	4,602	4,648	12,342	12,372
Settlement	—	—	—	72,000
Insurance recovery on settlement	—	—	(5,250)	—
Provision for income taxes	51,297	42,545	152,898	95,233
Adjusted net income before income taxes	$157,256	$131,654	$460,557	$374,879
Adjusted margin(1)	44.3%	42.0%	44.1%	41.8%

(1)	Adjusted margin is adjusted net income before income taxes divided by total revenues, excluding insurance recoveries.

The following table shows the reconciliation of net income to adjusted diluted earnings per share before income taxes (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)
Reconciliation of net income to adjusted diluted earnings per share before income taxes:
Net income	$93,276	$77,042	$277,937	$172,492
Amortization of debt discounts and issuance costs	8,081	7,419	22,630	22,782
Stock-based compensation	4,602	4,648	12,342	12,372
Settlement	—	—	—	72,000
Insurance recovery on settlement	—	—	(5,250)	—
Provision for income taxes	51,297	42,545	152,898	95,233
Adjusted net income before income taxes	$157,256	$131,654	$460,557	$374,879
Assumed conversion of convertible senior notes	1,472	1,463	4,382	4,341
Adjusted net income before income taxes plus assumed conversions	$158,728	$133,117	$464,939	$379,220
Weighted-average diluted shares outstanding	110,788,913	110,623,960	110,737,889	110,635,282
Adjusted diluted earnings per share before income taxes	$1.43	$1.20	$4.20	$3.43

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

The following table shows the reconciliation of net income to adjusted pre-tax return on equity (in thousands, except share and per share amounts):

	Trailing Twelve Months September 30,
	2016	2015
	(unaudited)
Reconciliation of net income to adjusted pre-tax return on equity:
Net income	$358,836	$242,623
Amortization of debt discounts and issuance costs	30,355	29,652
Stock-based compensation	16,992	16,198
Settlement	—	72,000
Insurance recovery on settlement	(9,750)	—
Provision for income taxes	196,702	133,212
Adjusted net income before income taxes	$593,135	$493,685

Shareholders' equity as of September 30, 2015 and 2014, respectively	$2,939,448	$2,695,090
Shareholders' equity as of September 30, 2016 and 2015, respectively	3,288,289	2,939,448
Average shareholders' equity	$3,113,869	$2,817,269

Adjusted pre-tax return on equity (TTM)	19.0%	17.5%

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2016	2015
	(unaudited)
Operating Activities
Net income	$277,937	$172,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	333,962	291,460
Stock-based compensation	12,342	12,372
Deferred taxes	152,898	95,233
Amortization of debt discounts and issuance costs	22,630	22,782
Gain on aircraft sales, trading and other activity	(47,687)	(29,061)
Changes in operating assets and liabilities:
Other assets	(24,305)	18,384
Accrued interest and other payables	23,769	(5,857)
Rentals received in advance	9,933	8,753
Net cash provided by operating activities	761,479	586,558
Investing Activities
Acquisition of flight equipment under operating lease	(1,436,679)	(1,697,742)
Payments for deposits on flight equipment purchases	(641,737)	(482,798)
Proceeds from aircraft sales, trading and other activity	649,210	691,458
Acquisition of furnishings, equipment and other assets	(165,378)	(189,493)
Net cash used in investing activities	(1,594,584)	(1,678,575)
Financing Activities
Issuance of common stock upon exercise of options	—	40
Cash dividends paid	(15,413)	(12,302)
Tax withholdings on stock-based compensation	(5,890)	(5,302)
Net change in unsecured revolving facilities	298,000	(75,000)
Proceeds from debt financings	1,526,001	1,217,384
Payments in reduction of debt financings	(1,000,559)	(293,736)
Net change in restricted cash	(534)	(3,231)
Debt issuance costs	(4,362)	(4,188)
Security deposits and maintenance reserve receipts	153,151	150,318
Security deposits and maintenance reserve disbursements	(47,142)	(45,063)
Net cash provided by financing activities	903,252	928,920
Net increase/(decrease) in cash	70,147	(163,097)
Cash and cash equivalents at beginning of period	156,675	282,819
Cash and cash equivalents at end of period	$226,822	$119,722
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $30,137 and $30,449 at September 30, 2016 and 2015, respectively	$224,420	$199,745
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$642,417	$766,616
Cash dividends declared, not yet paid	$5,142	$4,103